As filed with the Securities and Exchange Commission on October 24, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DENDRITE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

NEW JERSEY	22-2786386
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1200 MOUNT KEMBLE AVENUE
MORRISTOWN, NEW JERSEY 07960-6769
(Address of Principal Executive Offices)

DENDRITE INTERNATIONAL, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

CHRISTINE A. PELLIZZARI, Esq.
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
DENDRITE INTERNATIONAL, INC.
1200 MOUNT KEMBLE AVENUE
MORRISTOWN, NEW JERSEY 07960-6769
973-425-1200
(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock,
no par value per share	450,000	$6.26	$2,817,000	$259.16

_________________

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”) additional shares of Common Stock may be issuable pursuant to anti-dilution provisions of the Dendrite International, Inc. 1997 Stock Incentive Plan, as amended (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on October 22, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

     This Form S-8 is filed with the Securities and Exchange Commission (“Commission”) pursuant to General Instruction E to Form S-8. The contents of prior Registration Statements on Form S-8, filed with the Commission on April 1, 1997 (File No. 333-24329) is incorporated herein by reference.

     The additional 450,000 shares being registered pursuant to this Form S-8 constitute shares of Dendrite International, Inc. (the “Company”) Common Stock which may be issued to satisfy awards granted under the Plan. The increase in the number of shares authorized for issuance under the Plan was approved by shareholders at the 2002 Annual Meeting of Shareholders.

     The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002.

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest annual report.

(c) The description of the Company’s Common Stock, no par value contained in the Company’s Registration Statement on Form 8-A filed on May 24, 1995.

(d) The description of the Common Stock contained in the Company’s Amendment No. 1 to the Registration Statement on Form 8-A filed on June 9, 1995.

(e) The description of the Common Stock contained in the Company’s Amendment No. 2 to the Registration Statement on Form 8-A filed on June 21, 1995.

     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits

5	Opinion of Legal Counsel.

23.1	Consent of Independent Public Accountants (omitted pursuant to Rule 437(a)).*

23.2	Consent of Legal Counsel (included in Exhibit 5 hereto).

24	Power of Attorney (included on signature page hereto).

      * After reasonable efforts, the Company has been unable to obtain the consent of Arthur Andersen LLP to the incorporation in this Registration Statement of its report with respect to the Company’s consolidated financial statements, which appeared in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act permits this Registration Statement to be filed without a written consent from Arthur Andersen LLP. As a result, Plan participants may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act, for any untrue statement of a material fact or any omission to state a material fact, contained in the Company’s consolidated financial statements for the year ended December 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on this 23rd day of October, 2002.

Dendrite International, Inc. (Registrant) By: LUKE M. BESHAR —————————————— Name: Luke M. Beshar Title: Senior Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints John E. Bailye, Luke M. Beshar and Christine A. Pellizzari, and each of them, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including any post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

JOHN E. BAILYE —————————— John E. Bailye	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 23, 2002

LUKE M. BESHAR —————————— Luke M. Beshar	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 23, 2002

BRENT J. COSGROVE —————————— Brent J. Cosgrove	Vice President and Corporate Controller (Principal Accounting Officer)	October 23, 2002

BERNARD M. GOLDSMITH —————————— Bernard M. Goldsmith	Director	October 23, 2002

DEBORAH C. HOPKINS —————————— Deborah C. Hopkins	Director	October 23, 2002

EDWARD J. KFOURY —————————— Edward J. Kfoury	Director	October 23, 2002

PAUL A. MARGOLIS —————————— Paul A. Margolis	Director	October 23, 2002

JOHN H. MARTINSON —————————— John H. Martinson	Director	October 23, 2002

TERENCE H. OSBORNE —————————— Terence H. Osborne	Director	October 23, 2002

PATRICK J. ZENNER —————————— Patrick J. Zenner	Director	October 23, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

5	Opinion of Legal Counsel.

23.1	Consent of Independent Public Accountants (omitted pursuant to Rule 437(a)).*

23.2	Consent of Legal Counsel (included in Exhibit 5 hereto).

24	Power of Attorney (included on signature page hereto).

      * After reasonable efforts, the Company has been unable to obtain the consent of Arthur Andersen LLP to the incorporation in this Registration Statement of its report with respect to the Company’s consolidated financial statements, which appeared in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act permits this Registration Statement to be filed without a written consent from Arthur Andersen LLP. As a result, Plan participants may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act, for any untrue statement of a material fact or any omission to state a material fact, contained in the Company’s consolidated financial statements for the year ended December 31, 2001.